UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

iShares, Inc.

iShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

iShares Funds 2009

Solicitation Script

Broadridge

Meeting Date: November 4th, 2009

Toll Free #: 866-450-8471

Greeting :

Hello, is Mr./Ms.                      available please?

Hi Mr./Ms.                     , my name is                      and I am calling on behalf of the iShares Funds on a recorded line. We recently mailed to you proxy materials for the upcoming Special Meeting of Shareholders to be held on November 4th, 2009 and have not received your proxy. Your Fund’s Board is recommending that you vote in favor of the proposals. Would you like to vote along with the recommendations of the board?

<If shareholder would like to vote>

For the record, would you please state your full name and mailing address?

Are you authorized to vote on all shares?

Again, my name is                     , a proxy voting specialist on behalf of the iShares Funds. Today’s date is                      and the time is                      Eastern Time.

Mr./Ms.                     , I have recorded your (Favorable/Against/Abstain) vote for all of your iShares Funds accounts and will be sending you a written confirmation for each. If you wish to make any changes you may contact us by calling 1-866-450-8471. While I have you on the phone, would you be interested in enrolling to receive future iShares Funds materials electronically? <If yes, proceed to eConsent section. If no, proceed with closing of call> Thank you very much for your participation and have a great day/evening.

If shareholder does not recall receiving materials:

I can resend the materials to you. Do you have an email address this can be sent to?

<If yes: Type in the email address and spell it back to the shareholder to confirm>. Thank you. A link to the materials is being emailed to you and while I have you on the phone, would you be interested in enrolling to receive future iShares Funds materials electronically? <If yes, proceed to eConsent section. If no, proceed with close>

Thank you. You should receive this shortly and please call us back at 1-866-450-8471 to vote or to answer any questions you may have. Thank you for your time today, and have a wonderful day/evening.

<If no email address is available, continue with standard script> Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the material. Thank you for your time today, and have a wonderful day/evening.

If Not Interested, use Talking Point:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote through one of the other methods outlined in the proxy materials. Thank you for your time today, and have a wonderful day/evening.

EConsent:

<If email address already obtained> Thank you for your interest. An email will be sent to you directing you to the eDelivery web site. Thank you for your time today, and have a wonderful day/evening.

<If email address not yet obtained>

May I please have your email address? <Type in the email address and spell it back to the shareholder to confirm> Thank you for your interest. An email will be sent to you directing you to the eDelivery web site. Thank you for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is                      and I am a proxy voting specialist for the iShares Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on November 4th, 2009.

Your participation is very important. To vote over the telephone, call toll-free at 1-866-450-8471 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 12 Midnight and Saturday, 10:00 AM to 9:00 P.M Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

INBOUND – INTERIM CLOSED RECORDING

(10559)

When: Pre eDelivery Period 9/3/09-9/6/09 and 9/8/09

“Thank you for calling the Broadridge Proxy Services Center for the iShares Funds. Our offices are now closed. Please call us back during our normal business hours which are Monday through Friday, 9:30 AM to 12 midnight and Saturday, 10:00 AM to 9:00 P.M Eastern Time. Thank you.”

INBOUND – HOLIDAY CLOSED RECORDING

(10665)

When: Labor Day 9/7/09

“Thank you for calling the Broadridge Proxy Services Center for the iShares Funds. Due to the holiday our offices are currently closed. Please call us back during our normal business hours which are Monday through Friday, 9:30 AM to 12 midnight and Saturday, 10:00 AM to 9:00 P.M Eastern Time. Thank you.”

INBOUND – CLOSED RECORDING

(10559)

When: 9/9/09 Through Duration of Campaign

“Thank you for calling the Broadridge Proxy Services Center for the iShares Funds. Our offices are now closed. If you would like to vote your proxy and have your proxy card, please do so by accessing the touch tone toll free number or the web site address noted on the card. You will need your control number that is on the card to cast your vote. If you would prefer to call us back, please do so by contacting us during the next scheduled business day. Please call us back during our normal business hours which are Monday through Friday, 9:30 AM to 12 midnight and Saturday, 10:00 AM to 9:00 P.M Eastern Time. Thank you.

INBOUND – CALL IN QUEUE MESSAGE

(10560)

When: 9/3/09 Through Duration of Campaign

“Thank you for calling the Broadridge Proxy Services Center for the iShares Funds. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.”

AUTOMATED ANSWERING MACHINE MESSAGE

(10558)

When: As needed according to strategy commencing with

start of outbound calling through duration of campaign

Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of the iShares Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on November 4th, 2009.

Your participation is very important. To vote over the telephone, call toll-free at 1-866-450-8471 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 12 Midnight and Saturday, 10:00 AM to 9:00 P.M Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

END OF CAMPAIGN MESSAGE

(10561)

When: Effective when toll free number closes

“Thank you for calling the Broadridge Proxy Services Center for the iShares Funds. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your iShares Funds, please contact your Financial Advisor or call the iShares Funds at 800-474-2737. Thank you for investing with the iShares Funds.”

PROXY LITE MESSAGE

(10557)

When: Target Date 9/16/09

“Hi. I’m calling on behalf of iShares. We recently sent you an important package regarding an upcoming meeting of the shareholders of the iShares funds.

As a shareholder, your participation in this process is very important. The package – denoted with a distinct green triangle – contains information on how you can vote over the phone, on the internet, or by mail.

We ask that you vote as soon as possible. This will help us avoid repeat solicitations.

If you have misplaced the package or would like to speak to a live agent, please call 1-866-450-8471.

Thank you; and Thank you for investing with iShares.”

Additional Information Regarding Proposal No. 2

The Proposal: To approve a change in the classification of certain iShares Fund’s investment objectives from a “fundamental” investment policy to a “non-fundamental” investment policy. The proposal is applicable to 30 iShares Funds (see last bullet for a complete list).

•	149 existing iShares Funds have investment policies that are deemed “non-fundamental” and most new iShares Funds are launched as “non-fundamental” investment policy funds.

•	30 existing iShares Funds — some of the oldest funds in the iShares Fund complex — have a “fundamental” investment policy.

•	The proposal is meant to promote consistency across all 179 iShares Funds.

•

If the proposal is approved, each of the 30 iShares Funds will continue to be managed subject to the same investment objective, strategies, and policies expressed in each iShares Fund’s current prospectus.

•	A fundamental investment policy is a policy that cannot be changed without approval of shareholders of a particular Fund through a shareholder proxy effort.

•

A non-fundamental investment policy is a policy that can be changed without shareholder approval but requires the approval of the Board of Trustees/Directors of the iShares Funds (the “iShares Board”).

•

The proposal is designed to provide Barclays Global Fund Advisors (the “Advisor”), each iShares Fund’s investment adviser, and the iShares Board with the flexibility to respond to changing conditions in a manner they deem to be in the best interests of a particular iShares Fund and its shareholders without incurring the cost of a proxy solicitation.

•	If the proposal is approved, it will not result in changes to an iShares Fund’s current investment objective unless changes are approved by the iShares Board at some point in the future.

•

The Advisor does not intend to alter the way in which it manages any of the iShares Funds as a result of this proposal, and does not expect that the proposal will affect the investment risk associated with the Funds.

•	The Board Trustees/Directors of the iShares Funds has unanimously approved this proposal and recommends that shareholders of these funds vote FOR the change as presented in the proxy statement.

•	The following 30 Funds are impacted by the proposal:

iShares Russell 1000 Index Fund	iShares MSCI Australia Index Fund
iShares Russell Midcap Growth Index Fund	iShares MSCI Brazil Index Fund
iShares Russell Midcap Index Fund	iShares MSCI Canada Index Fund
iShares S&P 500 Index Fund	iShares MSCI EMU Index Fund
iShares S&P Europe 350 Index Fund	iShares MSCI France Index Fund
iShares S&P Global Energy Sector Index Fund	iShares MSCI Germany Index Fund
iShares S&P Global Healthcare Sector Index Fund	iShares MSCI Hong Kong Index Fund
iShares S&P Global Technology Sector Index Fund	iShares MSCI Japan Index Fund
iShares S&P Latin America 40 Index Fund	iShares MSCI Malaysia Index Fund
iShares S&P MidCap 400 Index Fund	iShares MSCI Pacific ex-Japan Index Fund
iShares S&P SmallCap 600 Growth Index Fund	iShares MSCI Singapore Index Fund
iShares Dow Jones U.S. Index Fund	iShares MSCI South Korea Index Fund
iShares MSCI Switzerland Index Fund	iShares MSCI Spain Index Fund
iShares MSCI Taiwan Index Fund	iShares MSCI United Kingdom Index Fund
iShares S&P North American Technology-Multimedia Network Media Fund	iShares S&P North American Natural Resources Sector Index Fund

If your client has additional questions, they can contact Broadridge (our proxy solicitor) at 1-866-450-8471 or visit www.proxyvote.com. If you have additional questions, please contact your iShares Representative, call 1-800-iShares, or visit www.iShares.com.

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